UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 18, 2003

Date of Report (Date of earliest event reported)

000-21969

Commission File Number

PRODIGITAL FILM LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                          91-2048620

(State or other jurisdiction of                                             (I.R.S. Employer Identification No.)

 incorporation or organization)

3675 Pecos-Mcleod, Suite 1400, Las Vegas, Nevada 89121-3881

(Address of principal executive offices)

(877) 804-3394

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 4.    Changes in Registrant's Certifying Accountant

     (a) Previous independent accountants

     (i) Effective September 18, 2003, Prodigital Film Labs, Inc. ("Registrant"), confirmed with its auditors, White Kennedy, Chartered Accountants ("White Kennedy"), that the firm would no longer be representing the Registrant as its independent auditors. As of that date, Registrant informed White Kennedy that it was engaging a new audit firm as the Registrant's independent auditors.

     (ii) White Kennedy last reported on the Registrant's financial statements as of June 30, 2002. Prodigital's financial statements for the past two years, as audited by White Kennedy, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except with respect to an explanatory paragraph concerning going concern contingencies.

     (iii) The change of independent accountants was ratified by the Board of Directors of Prodigital on September 18, 2003.

     (iv) During the two most recent fiscal years as well as any subsequent interim periods preceding the date of this report, there were no disagreements with White Kennedy on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved, to White Kennedy's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.  However, White Kennedy's reports on the Company's  financial statements contained an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern.

     (v) During the two most recent fiscal years as well as any subsequent interim periods preceding the date of this report, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

            (a) During the two most recent fiscal years as well as any subsequent interim periods preceding the date of this report, White Kennedy did not advise Prodigital that the internal controls necessary for the registrant to develop reliable financial statements do not exist.

            (b)  During the two most recent fiscal years as well as any subsequent interim periods preceding the date of this report, White Kennedy did not advise Prodigital that any information had come to their attention which had led them to no longer be able to rely on management's representation, or that had made White Kennedy unwilling to be associated with the financial statements prepared by management.

            (c)  During the two most recent fiscal years as well as any subsequent interim periods preceding the date of this report, White Kennedy did not advise Prodigital that the scope of any audit needed to be expanded significantly or that more investigation was necessary.

            (d)  During the two most recent fiscal years as well as any subsequent interim periods preceding the date of this report, White Kennedy did not advise Prodigital that there was any information which the accountants concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

     (vi) The Registrant has requested that White Kennedy & Associates, Ltd. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated October 7, 2003, is filed as Exhibit 16.1 to this Form 8-K.

     (b) New independent accountants

     The Registrant has engaged BDO Dunwoody LLP as its new independent auditors on September 18, 2003. Prior to September 18, 2003, the Registrant had not consulted with BDO Dunwoody LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and no written report or oral advice was provided to the Registrant by BDO Dunwoody LLP concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 7.    Financial Statement and Exhibits

     (c) The following documents are filed herewith as exhibits:

     Exhibit 16.1 Letter from White Kennedy dated October 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2003

PRODIGITAL FILM LABS, INC.

/s/ Darone Davis

Darone Davis,

President

Exhibit 16.1

October 7, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:    Prodigital Corporation

         Commission File No. 000-21969

Ladies and Gentlemen:

We have read Item 4 of Prodigital Film Labs, Inc.'s Form 8-K dated September 18th, 2003, and we agree with such statements, except that (1) in reference to item (a)(iii), we are not in a position to confirm that the change was ratified by the Board of Directors of Prodigital on September 18, 2003 as no formal written communication was received by us regarding the change, and (2) we are not in a position to confirm that Prodigital Film Labs, Inc. engaged new principal accountants on September 18, 2003, and therefore, during the fiscal years ended June 30, 2002 and 2001, and the subsequent interim period to the date hereof, Prodigital Film Labs, Inc. did not consult BDO Dunwoody, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Very truly yours,

/s/ White Kennedy

White Kennedy

Chartered Accountants

c: Prodigital Film Labs, Inc.

   BDO Dunwoody, LLP